EX-99.906CERT

Section 906 Certifications


                CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


John V. Murphy, Principal Executive Officer, and Brian W. Wixted, Principal Financial Officer, of Oppenheimer International Growth Fund (the "Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended November 30, 2006 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.


Principal Executive Officer                Principal Financial Officer

Oppenheimer International Growth Fund      Oppenheimer International Growth Fund



/S/ John V. Murphy                         /S/ Brian W. Wixted
------------------------------------       -------------------------------------
John V. Murphy                             Brian W. Wixted

Date: January 9, 2007                      Date: January 9, 2007




(1) The obligations imposed by this Code on Covered Officers are separate from and in addition to any obligations that may be imposed on such persons as Covered Persons under the Code of Ethics adopted by OFI and the Funds under Rule 17j-1 of the Investment Company Act of 1940, as amended and any other code of conduct applicable to Covered Officers in whatever capacity they serve. This Code does not incorporate by reference any provisions of the Rule 17j-1 Code of Ethics and accordingly, any violations or waivers granted under the Rule 17j-1 Code of Ethics will not be considered a violation or waiver under this Code.

(2) An "implicit waiver" is the failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to the General Counsel, the Code Administrator, an executive officer of the Fund or OFI.